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Exhibit 4.2

This Certificate is Transferable in Jersey City, NJ, New York, NY and Pittsburgh, PA
[CLST HOLDINGS, INC. LOGO]	COMMON STOCK
PAR VALUE $.01 PER SHARE
NUMBER C
SHARES

CUSIP 12564R 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS AND PROVISIONS
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that

is the record holder of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF
CLST Holdings, Inc.

(herein called the "Corporation") transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be subject to the laws of the State of Delaware and to all provisions of the Certificate of Incorporation and By-Laws of the Corporation as amended from time to time. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
DATED:

/s/ CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER	COUNTERSIGNED AND REGISTERED MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR

BY
/s/	AUTHORIZED SIGNATURE
SECRETARY
[CLST Holdings, Inc. SEAL]

CLST Holdings, Inc.

The Corporation will furnish, upon request and without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights (if any) of each class of stock or series thereof authorized to be issued by it, and the qualifications, limitations or restrictions of such preferences and/or rights (if any). Such request may be made to the Secretary of the Corporation.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM—as tenants in common TEN ENT—as tenants by the entireties JT TEN—as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT— Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list
For value received, ______________________________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares of the Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney, to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated ____________________________________
X ________________________________ (Signature)
NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.	X ________________________________ (Signature)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

SIGNATURE(S) GUARANTEED BY:

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  Exhibit 4.2